UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):May 26, 2016

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GENTHERM INCORPORATED

(Exact name of registrant as specified in its charter)

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Michigan	0-21810	95-4318554
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

21680 Haggerty Road, Ste. 101, Northville, MI		48167
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (248) 504-0500

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of Gentherm Incorporated (the “Company”) on May 26, 2016, the shareholders: elected nine directors, each to serve for a one-year term or until his or her successor has been duly elected and qualified; ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016; approved (on an advisory basis) the compensation of the Company’s named executive officers; and approved an amendment to the Company’s Amended and Restated Bylaws to increase the minimum and maximum size of the Board of Directors.  The results of the voting are shown below.

Proposal No. 1 – Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Lewis Booth	30,611,574	1,543,850	2,245,589
Francois J. Castaing	30,280,811	1,874,613	2,245,589
Daniel R. Coker	30,617,424	1,538,000	2,245,589
Sophie Desormière	30,616,557	1,538,867	2,245,589
Maurice E.P. Gunderson	30,616,004	1,539,420	2,245,589
Yvonne Hao	31,800,327	355,097	2,245,589
Ronald Hundzinski	31,800,583	354,481	2,245,589
Oscar B. Marx, III	30,286,713	1,868,711	2,245,589
Byron T. Shaw II	31,814,889	340,535	2,245,589

Proposal No. 2 – Ratification of Appointment of Independent Registered Public Accounting Firm for 2016

For	Against	Abstain
33,934,051	352,163	114,799

Proposal No. 3 – Advisory Vote on Named Executive Officer Compensation

For	Against	Abstain	Broker Non-Votes
29,647,433	2,163,995	343,996	2,245,589

Proposal No. 4 – Approval of an Amendment to the Amended and Restated Bylaws to increase the minimum and maximum size of the Board of Directors

For	Against	Abstain	Broker Non-Votes
31,770,642	30,744	354,038	2,245,589

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Gentherm Incorporated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTHERM INCORPORATED

By:	/s/ Kenneth J. Phillips
Kenneth J. Phillips
Vice-President and General Counsel

Date:  May 26, 2016

Exhibit Index

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Gentherm Incorporated

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